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                                  PURCHASE AGREEMENT

    Micro Alliance, Inc. ("MAI"), a California corporation, and Jeffrey Huston, Edward Larson, and Sherrin W. Larson (together "Shareholders") and SBS Technologies, Inc., a New Mexico Corporation ("Buyer"), agree:

I.  RECITALS.

    A. OWNERSHIP. Shareholders are the owners of all of the outstanding common stock ("MAI Shares") of MAI, in the amounts set out on Exhibit IA to this Agreement, and wish to sell the MAI Shares to Buyer for cash consideration.

    B. RECEIPT OF SHARES. Buyer wishes to purchase the MAI Shares under the terms and conditions of this Agreement.

    C. PURCHASE TREATMENT. The parties intend that the Transactions (as later defined) be accounted for as a purchase in accordance with generally accepted accounting principles, and that a Section 338(h)(10) election be made under the Internal Revenue Code of 1986, as amended ("IRC").

    D. EMPLOYMENT ARRANGEMENTS. Upon receipt of the MAI Shares, Buyer wishes to employ Edward Larson, who is an employee of MAI, as well as other employees of MAI as provided in this Agreement. Larson wishes to be employed by Buyer.

    E. COVENANTS NOT TO COMPETE. As part of the Transactions, Shareholders will enter into Covenants Not to Compete with Buyer.

II. ACQUISITION.

    A.   ACTION.   Subject to the terms and conditions of this Agreement,
Buyer will acquire the MAI Shares at closing ("Closing") of the transactions contemplated by this Agreement ("Transactions").

    B. CONSIDERATION. At Closing, Buyer will pay ("Purchase Price") to the Shareholders, for their MAI Shares and in the proportion in which they own those MAI Shares, a total of $5.9 million in cash, adjusted up or down, as appropriate, on a dollar for dollar basis for changes in the equity of MAI from $1.436 million, as reported in the Closing Balance Sheet (as later defined). For example, if the equity of MAI on the Closing Balance Sheet is $1.555 million, the Purchase Price will be $6.019 million, that is, increased by $119,000 as a result of the difference between $1.555 million and $1.436 million.

    C.   OFFICERS.   MAI's directors and officers will submit their
resignations from those positions at Closing. At Closing, Buyer will designate such directors and officers as it may



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determine to be in the best interest of MAI.  Nothing in this paragraph shall entitle any director or officer to maintain that position if not thereafter duly elected or appointed to it.

III.  EMPLOYMENT AGREEMENTS, COVENANTS NOT TO COMPETE, AND OPTIONS.

      A. SHAREHOLDER EMPLOYMENT AND COVENANTS NOT TO COMPETE. At Closing, Buyer will enter into a two-year employment agreement, substantially as set forth in Exhibit IIIA, with Edward Larson ("Shareholder Employment Agreement"). Shareholders will enter into Non-Compete Agreements in the form attached as IIIA2.

      B. SHAREHOLDER OPTIONS. In connection with the Shareholder Employment Agreement, Buyer will issue, at Closing, to Edward Larson incentive stock options under Buyer's 1998 Long-Term Equity Incentive Plan ("Plan") for 35,000 shares of Buyer common stock (the "Shareholder Options"). The Larson option will be in the form set forth as Exhibit IIIB.

      C. OTHER EMPLOYMENT AGREEMENTS. At Closing, Buyer will enter into employment agreements in its standard form for Buyer employees with each employee of MAI wishing to continue his or her employment after Closing. The agreements will provide for MAI employees to continue at their MAI rate of compensation as of the date of Closing and to receive the same standard benefits which are available to all Buyer employees.

      D.   EMPLOYEE OPTIONS.   At Closing, Buyer will issue to Jeff Jones and
Olav Kok, employees of MAI, if they become Buyer employees at Closing, incentive stock options for 20,000 and 10,000 shares, respectively, of Buyer common stock, under the terms of the Plan ("Employee Options").

IV.   IRC ELECTION.

      Each of Buyer and Shareholders hereby covenant and agree to make a
Section 338(h)(10) election under the IRC and to take all actions necessary to make that election effective.

V.    SHAREHOLDERS'S REPRESENTATIONS AND WARRANTIES.

      Shareholders and MAI, jointly and severally, represent and warrant to Buyer that the following are true at the date of this Agreement and will be true at Closing except as disclosed on the Disclosure Schedule designated as
Exhibit V to this Agreement (which exceptions must be reasonably acceptable to Buyer):

      A. ORGANIZATION AND STANDING OF MAI. MAI is a corporation validly existing under the laws of the State of California, with full power and authority to carry on its business as it is now being conducted, and to own and operate its assets and business. It has no subsidiaries. MAI conducts its business and owns or

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leases properties solely in the State of California and is not required to be licensed or qualified to transact its business or own or lease its properties in any other jurisdiction.

    B. CAPITALIZATION. MAI is authorized to issue 1,000,000 shares of no par value common stock and only 90,000 shares, constituting the MAI Shares, are issued and outstanding. MAI holds no shares of MAI stock as treasury shares. The MAI Shares have been validly issued and are fully paid and nonassessable. No outstanding subscriptions, options, warrants, calls, commitments or agreements relating to the authorized or issued shares of MAI are outstanding.

    C. STOCK OWNERSHIP. Shareholders have good and marketable title to the MAI Shares held by them, free from encumbrance or any contractual or other restriction on their transfer or encumbrance, and have full power, right and authority to transfer the MAI Shares pursuant to this Agreement. Shareholder Jeffrey Huston (and not other Shareholders) represents and warrants that he is the sole owner of the MAI Shares held in his name, and Julie A. Huston has transferred any ownership interest in those MAI Shares to him and has no claim of any nature whatsoever in and to those MAI Shares. Jeffrey Huston and Julie A. Huston have executed an agreement for dissolution of marriage, and that agreement has been duly and validly executed, and constitutes the legal, valid and binding obligation of Jeffrey Huston and Julie A. Huston, enforceable in accordance with its terms (subject to limitations on enforcement of remedies and the discretion of courts in awarding equitable relief), and provides that all MAI Shares to be transferred by Jeffrey Huston in accordance with this Purchase Agreement are owned solely by him without a claim to those MAI Shares from Julie A. Huston.

    D. APPROVAL. Each of Shareholders has approved, and, to the extent corporate approval for MAI is required, the MAI board of directors has taken all necessary action approving this Agreement. Except as described above, no other approval is necessary to consummate the Transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of Shareholders and MAI, enforceable in accordance with its terms (subject as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). MAI and Shareholders individually have waived by all necessary action all rights to purchase MAI Shares being transferred and the right to cause MAI to purchase offered MAI Shares, as set forth in Section 10.04 of MAI's Bylaws.

    E. FINANCIAL STATEMENTS. The Closing Balance Sheet (Exhibit IVE) and supporting information, when delivered by Shareholders and MAI to Buyer, will be, and the books and records



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on which they are based are and will be, correct in all material respects, fairly represent the financial and operational condition of MAI as of the date of Closing, and reflect that all items relating to personal transactions by Jeffrey Huston have been cleared. The Year-End Financial Statements (Exhibit IVE2) and the Third Quarter Financial Statements (Exhibit IVE3), and the books and records on which they are based, are correct in all material respects and fairly represent the financial and operational condition of MAI as of MAI's most recent year end and the end of MAI's most recent third quarter, respectively. Buyer, and Shareholders and MAI, agree that the Closing Balance Sheet, the Year-End Financial Statements, the Third Quarter Financial Statements, and any other financial statements provided to Buyer, will be and have been prepared in accordance with generally accepted accounting principles, consistently applied, and that the Year-End Financial Statements and Third Quarter Financial Statements have been audited by Buyer's public accounting firm before Closing and the auditors have not recommended or reported any adjustments exceeding $25,000 in the aggregate.

    F. OWNERSHIP OF MAI. As of the date of Closing, except for this Agreement, there will not be any outstanding or authorized warrants, calls, rights, commitments or other agreements of any nature to which MAI is a party, or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of capital stock of MAI.

    G. ABSENCE OF CERTAIN CHANGES. Since September 30, 1997, there have not been (i) any material changes in MAI's financial or operational condition, assets, liabilities, or business, other than changes in the ordinary course of business, none of which has been materially adverse; (ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting MAI's properties or business or the assets; (iii) any labor trouble or any event or condition of any character materially and adversely affecting MAI's business; (iv) any indebtedness incurred by MAI for borrowed money or any commitment to borrow money entered into or any guarantee given by MAI, except for trade advances from customers in the ordinary course of business and in accordance with historic business practices; (v) any mortgage, pledge, subjection to lien, charge or encumbering of or creation of any security interest in all or any of MAI's assets or its business, (vi) any failure to maintain insurance policies or renewals thereof in force or to give all notices or claims made thereunder in a timely fashion, or (vii) any material increase in the compensation payable by MAI to any officer, director or key employee of MAI, except for normal distributions to shareholders.

    H. TITLE TO PROPERTIES. MAI owns, free and clear of any liens, encumbrances, claims, charges, contractual or other



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restrictions on transfer, equities, security interests, options or other restrictions, and has good title to its assets, subject to any lien for current taxes or assessments not yet delinquent, for which accruals have been made.

    I.   CONTRACTS.   There are no contracts, agreements, leases, or
commitments not terminable at will, which would prevent Buyer from continuing the business as it is now substantially conducted by MAI, including without limitation, those with purveyors or suppliers of items used in the conduct of MAI's business. MAI has materially performed all its contracts, to the extent performance is due, and has cured all defaults of which it is aware or should reasonably have been aware.

    J. ACTIONS. There are no judgments, actions, suits, claims, proceedings, investigations, bankruptcy or insolvency proceedings or receiverships (collectively, "Actions") pending or, to the best of MAI's and Shareholders' knowledge, threatened against or relating to MAI, its assets or business, in any court, in arbitration, or before any governmental department or agency, nor is MAI or any of its assets subject to any unsatisfied judgment, order or award as a result of any such Actions. To the best of MAI's and Shareholders' knowledge, there is no basis for any such Actions.

    K. TAX MATTERS. The representations concerning tax matters contained in the Closing Balance Sheet, Third Quarter Financial Statements and Year-End Financial Statements are, and will be at Closing, true and correct in all material respects as of their dates. All tax returns required to be filed before Closing with respect to MAI or its operations by MAI or Shareholders with any taxing authority as of Closing have been filed or, as to Shareholders, and Shareholders and MAI with respect to the short period from January 1, 1997 to Closing ("Short Period"), will be filed promptly after Closing or when due, and all taxes required to be paid with respect to the periods covered by those returns, including the Short Period, have been paid or accrued or adequate reserves, as shown on the Closing Balance Sheet, for the payment thereof have been established. MAI is not delinquent in the payment of any tax, assessment or governmental charge. Shareholders will be responsible for the payment of all personal taxes imposed on them with respect to the S Corporation earnings of MAI or distributions and dividends paid to them by MAI before Closing, as well as any other personal taxes resulting from the Transactions and any taxes on built-in gain imposed on MAI or Shareholders because of MAI's election to be treated as an S corporation.

    L. DISCLOSURE. In information provided to Buyer, any of Shareholders or MAI has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.




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    M.   NO VIOLATION OF CORPORATION INSTRUMENTS OR OTHER AGREEMENTS.  The
execution and delivery of this Agreement does not, and the consummation of the Transactions will not: (i) violate any provision of the Articles of Incorporation, Bylaws, Stock Certificates, Stock Records or Minute Book of MAI, or of any stock restriction, buy-sell or similar agreement to which any of Shareholders may be subject; (ii) result in any material breach or the acceleration of any material obligation under any instrument, indenture, note, lien, bond, agreement, contract, mortgage, lease, license, or commitment under which any or all of MAI and Shareholders are bound; (iii) require any consent, approval or authorization of any governmental or regulatory authority; (iv) violate any order, writ, injunction, judgment, decree, or violate in any material respect any statute (including without limitation environmental and business statutes), rule or regulation applicable to MAI or Shareholders or MAI's business or any of MAI's assets or
(v) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature upon the assets or business.

    N. BROKERAGE. No brokerage fees are payable in connection with the Transactions resulting from any brokerage agreements entered into by Shareholders or MAI.

    O. PERMITS, LICENSES AND FRANCHISES. To the best of Shareholders' and MAI's knowledge, (i) MAI has all permits, licenses, franchises, and other authorizations necessary to, and has substantially complied with all laws applicable to, the conduct of its business in the manner in which the business is currently being conducted, and all those permits, licenses, franchises and authorizations are valid and in full force and effect, (ii) MAI and Shareholders have not engaged in any activity which would cause revocation or suspension of any such permit, license, franchise or authorization which would result in a material adverse effect on MAI or the operation of the business, and (iii) neither MAI nor Shareholders (or either of them) has knowledge of any action, threat or proceeding looking to or contemplating the revocation or suspension of any thereof.

    P. INTELLECTUAL PROPERTY. For purposes of this paragraph, intellectual property means (i) all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combination thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrights, and all applications, registrations, and renewals in connection therewith,
(iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including research



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and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         1. MAI owns or has the right to use pursuant to license, sublicense, agreement, or permission all intellectual property necessary or desirable to design, manufacture and sell its current products and for office administration, the failure to possess which would have a material adverse effect on MAI. Each material item of intellectual property owned or used by MAI immediately before the Closing will be owned or available for use by MAI on identical terms and conditions immediately after the Closing. MAI has taken appropriate action to maintain and protect as a trade secret each material item of intellectual property that it owns or uses.

         2. To MAI's and Shareholders' best knowledge, none of the products manufactured by MAI infringes upon any intellectual property rights of third parties, and none of the Shareholders nor MAI has received any written charge, complaint, claim, demand, or notice alleging any such infringement (including any claim that MAI must license or refrain from using any intellectual property rights of any third party).

         3. MAI owns the patents listed on Exhibit VP3. MAI has not granted to any third party any license with respect to any of its intellectual property to manufacture or produce any product.

         4. The Disclosure Schedule identifies each item of intellectual property that any third party owns and that MAI embodies or incorporates in MAI's products, pursuant to license, sublicense, agreement, or permission. The Shareholders and MAI have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions, (as amended to date). With respect to each item of intellectual property required to be identified in the Disclosure Schedule, the license, sublicense, agreement, or permission covering the item is, to the Shareholder's best knowledge, the legal, valid and binding obligation of MAI, enforceable in accordance with its terms, and in full force and effect, and will stay in effect following the Closing.

    Q. EMPLOYEES. To the best of MAI's and Shareholders' knowledge, no third party has claimed that any person employed or affiliated with MAI has violated or may be violating any of the terms and conditions of that person's employment, non-competition or non-disclosure agreement with that third party, or disclosed or



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may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of that third party or interfered or may be interfering in the employment relationship between that third party and any of its present or former employees. Shareholders have no knowledge that any key employee of MAI intends to leave or is leaving the employ of MAI in order to take part, as an employee or otherwise, in any business in competition with MAI.

    R. ENVIRONMENTAL, HEALTH AND SAFETY. (i) MAI has materially complied with all environmental, health and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply; (ii) without limiting the generality of the preceding, each of MAI and its predecessors and affiliates has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all environmental, health and safety laws; and (iii) none of MAI, its predecessors and affiliates has any liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual or for any reason under any environmental, health or safety law. To the best of Shareholders' and MAI's knowledge, all properties and equipment used in MAI's and its predecessors' and affiliates' business have been free of asbestos, PCB's, methylene chloride, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and extremely hazardous substances.

    S. PRODUCT LIABILITY. MAI has, to the best of Shareholders' and MAI's knowledge, no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by MAI.

    T. SHAREHOLDER INTERESTS AND AGREEMENT. Shareholders represent and warrant that they hold all of the issued and outstanding shares of capital stock of MAI, and that no disputes of any nature, whether claims, lawsuits or other disagreements formally filed or informally pursued exist among them or between them and another person or entity or on their behalf (individually or jointly) with respect to that share ownership, and no such disputes have been threatened. Shareholders individually and jointly waive, release and renounce any and all claims of any nature whatsoever against Buyer or between each other arising out of Buyer's form, method or allocation of payment of the Purchase Price and any other consideration under this Agreement as provided



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in this Agreement or, to the extent not specifically directed in this
Agreement, as otherwise directed by a Shareholder.

    U. DUE DILIGENCE. Except for the specific representations and warranties of MAI and Shareholders as set forth in this Agreement, Buyer is acquiring the MAI Shares and closing the Transactions based upon its own investigation and audit of MAI and its operations, assets and financial statements and not in reliance upon any oral representations or assurances from MAI, its employees, officers, directors or Shareholders with respect to the business prospects or future results of the business of MAI, whether contained in forecasts, projections or otherwise. Shareholders have provided to Buyer, its counsel, accountants and other representatives full access to all property, assets, books, accounts, records, files, contracts and documents relating to MAI and its operations, and Buyer has reviewed these to the extent Buyer has deemed appropriate in determining to close the Transactions.

VI. BUYER'S WARRANTIES AND REPRESENTATIONS.

    Buyer represents and warrants to MAI and Shareholders that the following are true as of the date of this Agreement and will be true at Closing except as disclosed on the Disclosure Schedule designated as Exhibit VI to this Agreement (which exceptions must be reasonably acceptable to Buyer):

    A. ORGANIZATION AND STANDING OF BUYER. Buyer is a corporation validly existing and in good standing under the laws of the State of New Mexico, with full power and authority to carry on its business as it is conducted, to own and operate its assets, and to execute this Agreement and consummate the Transactions. Buyer has four subsidiaries: GreenSpring Computers, Inc. (SBS GreenSpring Modular I/O, Inc.), Berg Systems International, Inc. (SBS Berg Telemetry Systems, Inc.), Bit 3 Computer Corporation (SBS Bit 3 Operations, Inc.), and Logical Design Group, Inc. (SBS Embedded Computers, Inc.). Buyer is duly licensed or qualified to transact business as a foreign corporation in California and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires that licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of Buyer.

    B. APPROVAL. Buyer's Board of Directors and, to the extent required, its shareholders, have approved, by all necessary corporate action, the execution, delivery and performance of this Agreement and consummation of the Transactions and has authorized its officers to take all action and to execute, acknowledge and deliver all documents appropriate to consummate the Transactions. This approval constitutes all and the only actions required by



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law, the Articles of Incorporation or Bylaws of Buyer or otherwise to authorize the execution and delivery of this Agreement and the consummation of the Transactions and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (subject as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

    C. NO VIOLATION OF CORPORATE INSTRUMENTS OR OTHER AGREEMENTS. The execution and delivery of this Agreement does not, and the consummation of the Transactions will not (i) violate any provision of the Articles of Incorporation, Bylaws, Stock Certificates, Stock Records or Minute Book of Buyer; (ii) result in any material breach or result in the acceleration of any material obligation under any instrument, indenture, note, lien, bond, agreement, contract, mortgage, lease, license or commitment under which Buyer is bound; (iii) require any consent, approval or authorization of any governmental or regulatory authority, (iv) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Buyer, Buyer's business or any of Buyer's assets or (v) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature upon the assets or business.

    D. BROKERAGE. No brokerage fees are payable by Buyer in connection with the Transactions resulting from any brokerage agreements entered into by Buyer.

    E. FINANCIAL STATEMENTS. Buyer has filed Annual Report on From 10-K for the fiscal year ended June 30, 1997 ("Public Report"). The financial statements included in or incorporated by reference into that Public Report (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered by them, are correct in all material respects, and present fairly the financial and operational condition of Buyer as of the indicated dates and the results of operations of Buyer for the indicated periods. Since the end of the most recent fiscal year as reported in the Public Report, there has not been any material adverse change in the financial or operational condition of Buyer and its subsidiaries taken as a whole.

    F. DISCLOSURE. In information provided to Shareholders, Buyer has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

VII.     BUYER'S CONDITIONS PRECEDENT.

         All obligations of Buyer under this Agreement to close the



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Transactions are subject to the fulfillment before Closing, of each of the following conditions:

    A. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Shareholders' and MAI's representations and warranties contained in this Agreement are true at the time of Closing.

    B. PERFORMANCE. Shareholders and MAI have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Shareholders and MAI at Closing.

    C. CONSENTS. Any consents necessary to allow the Transactions to occur have been obtained in writing, in form satisfactory to Buyer.

    D. MAI BANKRUPTCY. MAI is not in a bankruptcy, reorganization or insolvency proceeding, nor is any such proceeding contemplated.

    E. JULIE A. HUSTON CERTIFICATION. Julie A. Huston has provided a certified written statement in the form attached as Exhibit VIIE ("Certification") (i) warranting and representing that Jeffrey Huston is the sole owner of all MAI Shares in which she had or might have had an interest, that she and Jeffrey Huston are parties to an agreement in respect of dissolution of marriage which awards all interest in MAI Shares to Jeffrey Huston and that the agreement has been duly executed, and constitutes the legal, valid and binding obligation of Jeffrey Huston and Julie A. Huston, enforceable in accordance with its terms (subject to limitations on enforcement of remedies and the discretion of courts in awarding equitable relief), and provides that all MAI Shares to be transferred by Jeffrey Huston in accordance with this Purchase Agreement are owned solely by him without a claim to those MAI Shares from Julie A. Huston, (ii) that no disputes of any nature, whether claims, lawsuits or other disagreements formally filed or informally pursued exist among the Shareholders and Julie A. Huston or between them and another person or entity or on their behalf (individually or jointly) with respect to that share ownership, and no such disputes have been threatened, except for the dissolution of marriage action between Julie and Jeffrey Huston, which has been resolved by their marital settlement agreement which provides for the transfer of all MAI Shares to Jeffrey Huston, and
(iii) that Julie A. Huston waives, releases and renounces any and all claims of any nature whatsoever against Buyer arising out of Buyer's form, method or allocation of payment of the Purchase Price and any other consideration under this Agreement as provided in this Agreement or, to the extent not specifically directed in this Agreement, as otherwise directed by a Shareholder.

VIII.SHAREHOLDERS'S CONDITIONS PRECEDENT. All obligations of Shareholders under this Agreement to close the Transactions are



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subject to the fulfillment by Closing of each of the following conditions:

    A. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Buyer's representations and warranties contained in this Agreement are true at the time of Closing.

    B. PERFORMANCE. Buyer has performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer before or at Closing.

    C. CERTIFIED RESOLUTIONS. Buyer has furnished to Shareholders a certified copy of resolutions duly adopted by the Board of Directors of Buyer authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the Transactions.

    E. BUYER BANKRUPTCY. Buyer is not in a bankruptcy, reorganization or insolvency proceeding, nor is any such proceeding contemplated.

IX. CLOSING. Closing will be held as soon as practicable at a place agreed upon by the parties, but in any event not later than November 26, 1997. If Shareholders' and Buyer's conditions precedent have been performed or waived, the Transactions will be closed. If those conditions precedent have not been performed or waived, the Transactions will not be closed, and the rights, duties and obligations between the parties will be terminated without further liability.

    A. SHAREHOLDERS' DUTIES. Shareholders and MAI, as appropriate, will deliver to Buyer at Closing simultaneously with confirmation that the Purchase Price (less the Escrow Amount, as defined below) has been wired to Shareholders' accounts:

         1.  The MAI Shares, properly endorsed for transfer;

         2.  Executed resignation letters of officers and directors of MAI;

         3.  Executed Shareholder Employment Agreement of Edward Larson with
Buyer;

         4.   Executed Covenants Not to Compete from all Shareholders;

         5.   Executed Shareholder Options;

         6. Letter from Wells Fargo Bank in a form approved by Buyer substantially stating that the Business Loan Agreement between the Bank and MAI dated March 20, 1996 has been terminated, that no balance was outstanding under it, and that a UCC3



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SBS Technologies, Inc.
Purchase Agreement - Page 12

Termination Statement will be filed promptly in the proper filing records releasing all liens and encumbrances filed or asserted pursuant to the Business Loan Agreement by the Bank against any assets of MAI;

         7. Waiver by each Shareholder of rights under Section 10.04 of MAI's Bylaws;

         8.  The Certification; and

         9. Any and all other documents required by this Agreement to be delivered to Buyer at Closing.

    B.   BUYER'S DUTIES.  Buyer will deliver to Shareholders at Closing:

         1. The Purchase Price (paid by wire transfer in accordance with instructions delivered to Buyer at least five business days before Closing), less $250,000 (the "Escrow Amount"), simultaneously with delivery of the MAI Shares, to each Shareholder in accordance with the distribution amounts set forth on Exhibit IXB;

         2.   Executed Shareholders Employment Agreement;

         3.   Executed Shareholder Options;

         4.   Executed Employee Options;

         5. Certified copy of resolutions of Buyer's Board of Directors authorizing the Transactions; and

         6. Any and all other documents required by this Agreement to be delivered to Shareholders at Closing.

    C.   ESCROW AMOUNT AND TAX FUND AMOUNT.

         1. Buyer will deliver to the trust account of Alison K. Schuler, Esquire, ("Escrow Agent") the Escrow Amount, to be held in escrow until notification from Mr. James E. Dixon, on behalf of the Buyer, and Mr. Jeffrey Huston, on behalf of the Shareholders and MAI, that the Closing Balance Sheet has been prepared and that any adjustment in Purchase Price has been calculated ("Adjustment Amount"). The notice shall direct the Escrow Agent to pay to Shareholders, in the individual amounts and to the accounts indicated in the notice, (i) the Escrow Amount less the Adjustment Amount, if the Adjustment Amount decreases the Purchase Price, and to return to Buyer the Adjustment Amount, or (ii) the Escrow Amount, if the Adjustment Amount is zero or increases the Purchase Price. If the Adjustment Amount increases the Purchase Price in excess of $5.9 million, Buyer will immediately wire the Adjustment Amount to the Shareholders in the individual amounts directed by



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SBS Technologies, Inc.
Purchase Agreement - Page 13

Shareholders, which will be based on a ratio of 88.89% to Shareholder Jeffrey Huston and 11.11% to Shareholders Edward and Sherrin Larson. The parties shall complete the Closing Balance Sheet and distribute any and all Adjustment Amounts no later than thirty days after the Closing.

         2. With respect to any potential tax liability of the Shareholders under Section VK, Buyer will deliver to the trust account of the Escrow Agent the amount of $250,000 ("Tax Fund Amount") to be held in escrow until such time as the parties can establish an escrow account or other similar account with a California financial or escrow institution acceptable to all parties for deposit of the Tax Fund Amount ("Tax Escrow Account"). The Tax Escrow Account shall be established in two accounts, one in an amount of $222,225 for Jeffrey Huston, and the other in an amount of $27,775 for Edward and Sherrin Larson. Both accounts shall be established so that no monies will be released without the signatures of all parties. Buyer and Shareholders shall set up such accounts within thirty days of Closing. Buyer shall bear all fees of those accounts. The accounts will bear interest, and all such interest shall accrue to the benefit of and be released to the respective Shareholders of each account unless required for payment as provided in this paragraph. The Tax Escrow Account shall remain in place until the earlier of
(i) final resolution with the IRS and the FTB of any dispute of any tax return of MAI prepared or which should have been prepared and any tax, penalties, interest and fines paid or payable with respect to Sections VK and XII for the time period before Closing ("Tax Liability"); or (ii) the end of any applicable statute of limitations, but in no event longer than three years from the date of filing of tax returns reporting the Transactions unless an action or dispute with the IRS or FTB is pending. If it is determined that MAI owes any Tax Liability to the FTB or the IRS as a result of such a dispute, and after any final settlement or termination of any actions between the respective Shareholders and the IRS and/or the FTB, the parties shall release the necessary funds from such accounts to pay SBS on account of MAI's Tax Liability. Any disputes between the parties with respect to such issues shall be handled by arbitration in accordance with Section XI. Nothing in this paragraph is intended to limit the liability of the Shareholders under Sections VK and XII. All funds which have not been paid to Buyer and are not owed to Buyer under this paragraph shall be released to the respective Shareholders upon termination of the accounts.

         3. The Escrow Agent will have no responsibility or liability of any sort whatsoever arising from disbursement of the Escrow Amount in accordance with the notice or in any case for any action or nonaction taken or not taken, except for malfeasance. Except as provided in this paragraph, all conditions to the obligations of the parties to consummate the Transactions will be deemed to be satisfied without exception at Closing, and this Agreement will be a binding and unconditional agreement between the



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SBS Technologies, Inc.
Purchase Agreement - Page 14
parties subject only to the obligations of this paragraph.

    D. JOINT DUTIES. Buyer and Shareholders will execute any further documents and do all things necessary to consummate the Transactions contemplated by and establish the escrow accounts provided for in this Agreement.

X. PROPRIETARY INFORMATION. Shareholders agree, represent and warrant that, unless Buyer's prior written consent has been obtained, Shareholders will not, at any time after Closing, use for the benefit of other than Buyer, directly or indirectly, on behalf of Shareholders or any other person or business entity, any trade secrets, proprietary information, or confidential information (collectively, the "Confidential Information") (i) concerning the business of MAI, including the composition, plans or technology of the products produced by MAI and the method of their manufacture, and MAI financial data and related information or (ii) provided by Buyer to Shareholders in connection with this Agreement. Confidential Information does not include information generally known in the industry in which MAI and Buyer engage or information which is available from public records or public sources, in either case not as a result of violation of this paragraph. Shareholders agree that release of Confidential Information will cause irreparable harm to Buyer and that, upon any breach or threatened breach of this Section, Buyer may seek, without limitation of other actions and remedies which might be available, equitable injunctive relief.

XI. REMEDY FOR BREACH OF WARRANTY. If any warranty or representation in this Agreement other than the warranty and representation in Section VK, Tax Matters, is claimed within twenty-four months of Closing, or by the date of the issuance of the first audited annual consolidated financial statements of the combined entities following Closing, whichever is earlier, or, as to the warranty and representation in Section VK, Tax Matters, the later of the expiration of the last applicable statute of limitations or the final adjudication or settlement without further recourse with respect to matters arising under Section VK, (in each case, the "Warranty Period") to be untrue or inaccurate, the party desiring to make a claim for damages resulting from such breach may do so by delivering to the other party not later than one business day after the expiration of the Warranty Period express written notice of the details of such breach and the intent to make a claim. If the parties cannot reach resolution within 90 days of the notice, the party claiming such a breach shall expeditiously request an arbitration conducted under the rules of the American Arbitration Association (the parties to select one arbitrator) for the purpose of determining liability and compensation. The arbitration will take place in San Diego County, California. The results of the arbitration shall be binding upon all parties. The prevailing party in such arbitration shall be entitled to recover its costs, including reasonable attorneys' fees, incurred in the



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SBS Technologies, Inc.
Purchase Agreement - Page 15
arbitration proceeding, from the non-prevailing party, and an award of such costs and expenses shall be included in the final judgment entered in the arbitration. Except with respect to Section VK, unless the cumulative total of all damages being sought for all claims has exceeded $25,000, the party against whom a claim is made shall not be liable for any damages resulting from a breach or warranty hereunder; however, if the $25,000 limit is exceeded, the liable party shall be liable for the full amount of the breach. To the extent damages resulting from an event which could be the basis for any claimed breach of a warranty or representation, other than Section VK, by Shareholders or MAI are covered by insurance of MAI under policies in existence for MAI before the Closing date or with respect to product liability claims for which MAI is covered by insurance under policies in existence for MAI either before or after the Closing date (the Shareholders and Buyer having agreed that MAI's current policy of insurance will be renewed for a period of one year, the portion of the renewal premium relating to product liability to be accrued on the Closing Balance Sheet and paid by Shareholders), the amount of any damages awarded to a prevailing party hereunder shall be reduced by the amount of insurance proceeds paid to that party on any policies covering the damage or event which is the subject of the breach of warranty or representation. For example, if Buyer claimed a breach of the warranty and representation regarding product liability set forth in paragraph VR above, and any damages arising from any losses caused by that breach are covered by product liability insurance under policies in existence for MAI before the Closing date or as provided for in this paragraph, then any award to Buyer will be reduced by the amount of the insurance proceeds paid to Buyer or MAI. Any judgment upon an award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All warranties and representations of the parties herein shall terminate and be of no further force and effect at the end of the Warranty Period. No party may make any claim for breach of any warranty or representation after the Warranty Period.

XII. TAX MATTERS.

     In reliance on the representation and warranty in Section VK, Tax Matters, Buyer agrees to cooperate with Shareholders in filing any Short Period tax returns prepared and signed by Shareholders and their accountant and shall cause MAI to execute any such returns. If the Internal Revenue Service ("IRS") or the State of California Franchise Tax Board ("FTB") audits any returns of the Shareholders or MAI for periods before the Closing, including any tax returns filed for the Short Period, Buyer shall cooperate with the Shareholders in contesting any audit or positions taken by the IRS or the FTB and shall allow the Shareholders, on behalf of MAI, to contest and dispute any claims for additional tax liabilities by the IRS or the FTB. Shareholders will defend and hold Buyer harmless from any amounts, including without limitation, taxes, interest, penalties and fines, which may be found by audit, action

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SBS Technologies, Inc.
Purchase Agreement - Page 16
or otherwise to be due with respect to the matters covered by Section VK and this Section and all costs and expenses (including without limitation legal and other professional fees) incurred in respect of defense or prosecution thereof, based on a ratio of 88.89% for Jeffrey Huston and 11.11% for Edward and Sherrin Larson.

XIII.    COOPERATION.

    A. Shareholders and MAI, and Buyer will cooperate to effectuate the purposes of this Agreement. Shareholders and MAI, and Buyer will, without additional consideration, execute any other documents and take any other action reasonably necessary to carry out the purposes of this Agreement. Until Closing, no news release about the Transactions will be released to the public via any media by any Shareholders or MAI, on the one hand, or Buyer, on the other hand, without prior written approval of Buyer or MIA, as the case may be, except as may be required by law, in which case, MIA or Buyer will have a reasonable opportunity for review of and comment on a proposed news release.

    B. Shareholders and MAI will cooperate with Buyer in connection with any actions, proceedings, arrangements or disputes involving MAI's business or based upon the consummation of the Transactions or upon contracts, arrangements or acts of Shareholders or MAI which were in effect or occurred on or before the Closing date.

    C. Shareholders and MAI will cooperate, as reasonably required by Buyer, in the preparation in a form satisfactory to Buyer and Buyer's accountants, of all financial and other information (including information relating to Shareholders's operation of the business before MAI's incorporation), including an audit, needed by Buyer to comply with reporting and filing requirements imposed on Buyer by federal and state regulatory authorities. The expense of preparation of this financial and other information by Buyer's accountants will be borne solely by Buyer.

XIV. MISCELLANEOUS.

    This Agreement binds and benefits the parties, their successors, assigns and transferees. This Agreement is specifically enforceable and is governed by New Mexico law. This Agreement and the Employment Agreement constitute the entire agreement and understanding of the parties and supersede all prior oral or written agreements and understandings and may be modified only in writing. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument. Captions and titles have been inserted in this Agreement for the benefit of the parties in referring to this Agreement, but will not be construed or interpreted as part of this Agreement. Each of



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SBS Technologies, Inc.
Purchase Agreement - Page 17

Shareholders and MAI, and Buyer, will pay its expenses, including without limitation attorneys' fees, arising out of the Transactions and the agreements embodying them.

XV. NOTICES. Any notice or other communication required under this Agreement or desired to be given by any of the parties to this Agreement to any other party shall be deemed to be duly given when personally delivered or five (5) business days after being mailed by certified or registered United States mail, return receipt requested, postage prepaid, to the other party, or one day after being delivered pre-paid for over-night delivery to an express service, addressed as follows:

              BUYER:

                        SBS Technologies, Inc.
                        Attn: James E. Dixon, Jr., Vice President
                        2400 Louisiana Boulevard, NE
                        AFC Building 5, Suite 600
                        Albuquerque, New Mexico 87110
                             Telephone: (505) 875-0600

              Copy to:  Alison K. Schuler, Esquire
                        Schuler, Messersmith & McNeill
                        4300 San Mateo Boulevard NE, Suite B-380
                        Albuquerque, New Mexico 87110
                             Telephone: (505) 872-0800

              SHAREHOLDERS:

                        Mr.  Jeffrey Huston
                        2901 Candil Place
                        Carlsbad, California 92009
                        Telephone: (760) 930-9279

                        Mr. Edward Larson
                        723 Hollyridge Drive
                        Encinitas, California 92024

                        Mrs. Sherrin Larson
                        723 Hollyridge Drive
                        Encinitas, California 92024

              MAI:

                        Micro Alliance, Inc.
                        1384-A Poinsettia Avenue
                        Vista, California 92083
                        Telephone:  (760) 598-1900
                        Facsimile:  (760) 598-7462




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SBS Technologies, Inc.
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

              Copy to:  Edward F. Whittler, Esquire
                        Peterson & Price
                        530 B. Street, Suite 2300
                        San Diego, California 92101-4454

    Or to such other address which may be furnished in writing.

DATED:  November  24   , 1997
                 ------

BUYER:                            Shareholders:

SBS TECHNOLOGIES, INC.


By: Steve Cooper             /s/
                                -----------------------------
                                       Jeffrey Huston
Its: President


                                       /s/
                                      ------------------------------
                                      Edward Larson



                                       /s/
                                      ------------------------------
                                      Sherrin W. Larson

                                      Micro Alliance, Inc.



                                      By: Jeffrey Huston
                                         ---------------------------
                                         Its: President

                                      By:  Edward Larson
                                         ---------------------------
                                         Its: Secretary




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 19

                                      EXHIBIT IA


                                      MAI SHARES

80,000  -  Jeffrey E. Huston

10,000  -  Ed Larson





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SBS Technologies, Inc.
Purchase Agreement - Page 20

                                     EXHIBIT IIIA

                           SHAREHOLDER EMPLOYMENT AGREEMENT









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SBS Technologies, Inc.
Purchase Agreement - Page 21

                                 EMPLOYMENT AGREEMENT


    SBS Technologies, Inc. ("Company") and Edward Larson ("Employee") agree:

    1. EMPLOYMENT. Company employs Employee for the period beginning on the date of this Employment Agreement as set forth below, and ending two years from its date or upon discharge or resignation of Employee solely in accordance with the terms of this Agreement (the "Employment Period"). During the Employment Period, Employee will serve in the position of Vice President of Sales and Marketing of Micro Alliance, Inc. or other management position as determined by the Company. Employee will devote sufficient time and energies to the business of Company to accomplish the duties assigned, will perform to the best of Employee's ability all duties assigned to Employee by Company and will devote Employee's best efforts to advance the interests of Company. Employee will have the power and authority determined by Company.

    2. RENEWAL. This Agreement may be renewed at the end of the Employment Period upon written agreement by Company and Employee. Company and Employee agree to negotiate renewal in good faith.

    3. COMPENSATION. For all services performed by Employee for Company during the Employment Period, Company will pay Employee the salary and benefits set forth on Appendix "A". Employee will be entitled to participate in employee benefit programs established by Company and applicable to all full-time employees. Employee will be entitled to vacation, national holidays and paid sick leave in accordance with Company policy and Appendix
A. During vacation, national holidays, and paid sick leave, Employee will receive Employee's usual compensation.

    4. REIMBURSEMENT OF EXPENSES. Company recognizes that Employee, in performing Employee's duties hereunder, may be required to spend sums of money in connection with those duties for the benefit of Company. Employee agrees to follow Company's written policies with regard to reimbursable expenses.

    5.   SICK LEAVE AND DISABILITY.   Employee will be entitled to sick leave
and disability as described in the Company's written policies.

    6. RESIGNATION AND DISCHARGE. Employee may resign or be discharged pursuant to the terms of this paragraph. If Employee (i) resigns, Employee must give 30 days' notice to Company; (ii) is discharged for cause (as later defined), Company may discharge Employee immediately, without notice; or
(iii) is discharged not for cause, Company must give 6 months' notice to Employee. In



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SBS Technologies, Inc.
Purchase Agreement - Page 22
each of the above cases, severance pay will be paid and benefits accorded in accordance with the Company's written policies then in effect.

For purposes of this paragraph, "for cause" means that during the Employment Period, Employee materially breaches any provision or restriction or fails to perform any obligation contained in this Employment Agreement or in any written Company policy or Company employment manual or practice, or, unless otherwise provided by Company policy or Company employment manual, (a) is reasonably believed by Company (i) to have failed to comply with any employment or non-discrimination or similar law, regulation or policy, (ii) to abuse, as determined by the Company, alcohol or to use drugs, (other than as prescribed by Employee's physician), or (b) refuses to submit to testing for alcohol or drugs, or (c) is reasonably believed by Company to have committed or is charged with any felony or a misdemeanor (except minor traffic violations and similar offenses).

    7. CONFIDENTIAL INFORMATION RESTRICTIONS. Employee acknowledges and recognizes that Employee is, or will be, employed by Company in a confidential relationship and may receive and have access to the confidential business information, customer names, contracts and other customer data, business methods, techniques and trade secrets of Company ("Confidential Information"). Employee may develop ideas, conceptions, inventions, processes, methods, products and improvements; and Employee may receive disclosures of ideas, conceptions, inventions, processes, methods, products and improvements made by other employees of Company ("Company Inventions"). Employee may participate with Company in improving and developing Confidential Information and Company Inventions. Confidential Information and Company Inventions developed on behalf of Company are neither commonly known nor readily accessible to others and are used by Company in its business to obtain a competitive advantage over Company's competitors who do not know or use the Confidential Information or Company Inventions. Protection of the Confidential Information and Company Inventions against unauthorized disclosure and use is of critical importance to Company in maintaining its competitive position. Employee agrees that Employee will not, at any time, during the Employment Period, and for a period of one year following termination for any reason, as to Confidential Information of Micro Alliance, Inc. ("MAI"), and after termination for any reason for all other Company Confidential Information make any independent use of, or disclose to any other person or organization, except as authorized by Company in writing, any Confidential Information or Company Inventions. Upon termination of the Employment Period for any reason, Employee shall promptly deliver to Company all drawings, manuals, letters, notes notebooks, reports, customer lists, customer data, mailing lists, and all other materials and records of any kinds, and all copies thereof, that may be in the possession of, or under the control



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SBS Technologies, Inc.
Purchase Agreement - Page 23
of, Employee pertaining to Company's business including any that contain any Confidential Information or Company Inventions.

    Employee acknowledges Company's efforts to establish valuable business relationships with its clients, customers and suppliers. Employee recognizes that Company has invested resources in the training and the professional development of Employee, and Employee further recognizes Employee's responsibility to the Company when Company entrusts Employee with Confidential Information. In view of Company's efforts, Employee agrees that unless Company authorizes Employee to do so in writing, Employee will not, for a period of six months after termination of employment with Company, solicit the purchase of products or services directly competing with products and services of MAI from any person, corporation, business organization or enterprise which:

         (I) has made any purchase of products or services from Company within the two years immediately preceding termination of former Employee's employment ("Customer"); or

         (ii) has been contacted by Employee during the last 12 months of Employee's employment for the purpose of securing the purchase of products or services from Company ("Prospective Customer").

    Employee and Company recognize that irreparable injury may result to Company in the event of breach or threatened breach of this paragraph of this Agreement by Employee. If Employee commits a breach or threatens to commit a breach of any of the provisions of this paragraph, Company shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this paragraph specifically enforced by any court having equity jurisdiction, together with an accounting therefor, Employee having specifically acknowledged that any such breach or threatened breach will cause irreparable injury to Company and that money damages will not provide an adequate remedy to Company.

    8. INVALIDITY. If any provision of this Employment Agreement is later construed to be unenforceable or invalid, the remaining provisions shall not be affected but shall continue in full effect. If any term of this Employment Agreement is found to be unenforceable or invalid by any court having jurisdiction, that court shall have the power to reduce or revise the term and the paragraph(s) shall then be fully enforceable.

    9. ASSIGNMENT. Employee acknowledges that Employee's services are unique and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. The Employer's rights and obligations shall inure to



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SBS Technologies, Inc.
Purchase Agreement - Page 24
the benefit of and shall be binding upon Employer's successor and assigns.

    10. PERSONNEL POLICIES. Company's written personnel policies apply to all of Company's employees, including Employee, and describe additional terms and conditions of employment of Employee. Those terms and conditions, as they may be revised from time to time by Company, are incorporated by reference into this Employment Agreement. Company reserves the right to revise the personnel policies from time to time, as Company deems necessary. If any personnel policy provision conflicts with a provision of this Employment Agreement, the terms of this Employment Agreement shall govern.

    11. ALCOHOL AND DRUG TESTING. Employee agrees to comply with and submit to any Company program or policy for testing for alcohol abuse or use of drugs and, in the absence of such a program or policy, to submit to such testing as may be required by Company and administered in accordance with applicable law and regulations.

    12. BINDING EFFECT. This Employment Agreement constitutes the entire understanding of the parties, may be modified only in writing, is governed by laws of California, and will bind and inure



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SBS Technologies, Inc.
Purchase Agreement - Page 25
to the benefit of Employee and Employee's personal representative and Company and Company's successors and assigns.

DATED:                       , 1997.
      -----------------------
                        COMPANY:

                        SBS Technologies, Inc.



                   By:
                       -------------------------------------------------
                   Its:
                       -------------------------------------------------

                       EMPLOYEE:

                       -------------------------------------------------
                       Edward Larson






Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 26

                                      Appendix A
                                          to
                                 Employment Agreement

                                    Edward Larson
                                       Employee


Position:  Vice President of Sales and Marketing of Micro Alliance, Inc.

Compensation: $150,000 base salary, plus participation in SBS Management Incentive Plan based on the accomplishment of performance goals established by SBS management.

Standard Employee
Benefits:               Medical Insurance
                        Dental Insurance
                        Life Insurance
                        Long and Short-Term Disability Insurance
                        Twenty Vacation Days Per Year
                        Ten Holidays Per Year
                        Sick Leave

Optional:               401(k) Plan
                        Flexible Spending Account Program
                        Supplemental Life Insurance

    All as provided by the Company to employees generally, and subject to modification from time to time by the Company.

Stock Option Grant: Incentive stock options for 35,000 shares of common stock, with exercise, termination and other terms as provided in a Stock Option Agreement and the 1998 Long-Term Equity Incentive Plan under which it is issued, including the following:

    The Options will vest on the following schedule:

         Amount              Date
         ------              ----

         11,666              November 24, 1998
         11,667              November 24, 1999
         11,667              November 24, 2000


The Options will terminate ten years from the date of grant.

    Exercise price for the options will be the closing price as provided in the Long Term Incentive Plan.





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SBS Technologies, Inc.
Purchase Agreement - Page 27

                    Management Incentive Program (MIP) for FY '98




The following bonuses will be paid based on the accomplishment of the related goals. Each respective bonus will be paid if and only if the associated goal is achieved:

    Bonus Amount                  Goal*
    ------------                  -----

    $20,000                       MAI revenues exceed $3,672,108
                                  in FY '98

    $20,000                       MAI pre-tax earnings exceed
                                  $541,008 in FY '98

    $10,000                       SBS' earnings per share meet or
                                  exceed $1.67 for FY '98
                                  (adjusted to account for any
                                  acquisitions subsequent to the
                                  MAI acquisition)


    *Includes cost of bonus. Fiscal year and quarters refer to SBS Technologies, Inc. fiscal year.

    Employee will participate in the SBS MIP in future years if MIP programs are authorized by SBS Board of Directors.





Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 28

                                    EXHIBIT IIIA2

                               COVENANTS NOT TO COMPETE











Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 29

                           COVENANT NOT TO COMPETE

     Jeffrey Huston ("Seller") and SBS Technologies, Inc., a New Mexico corporation ("SBS") agree as follows:

I.   RECITALS

     A. SBS and Seller (or Seller's family trust) are, simultaneously with the execution of this Covenant, entering into a purchase agreement ("Purchase Agreement") under which SBS will acquire all of the outstanding stock of Micro Alliance, Inc., a California corporation, ("MAI") for cash.

     B. SBS wishes to assure that Seller will refrain from competing with SBS in the areas of MAI's business, and Seller is willing to so refrain as provided in this Covenant.

II.  COVENANT

     A. Seller agrees that, during the term of the Covenant, Seller will not, without prior written consent of SBS, for Seller's own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

          1. Own, control, manage or otherwise participate in the ownership, control or management of a business involved within the Territory in the development, manufacture, or sale of passive backplane ISA/PCI computer enclosures or systems (together the "Products") during the term of this Covenant; or

          2. Solicit, call upon, or attempt to solicit any individual, partnership, corporation or entity for the purpose of providing to that individual, partnership, corporation or other entity products or services which are competitive with the Products.

     B. Seller may, without violation of the Covenant, own, directly or indirectly not more than two percent (2%) of any class of outstanding securities of a corporation or partnership (even if in competition with the Products) if that class is regularly traded on a national securities exchange or in the over-the-counter market.

III. TERM

     The term of the Covenant will be three years from the date of this Covenant ("Term").

IV.  TERRITORY

     The territory covered by this Covenant is the world ("Territory").

V.   CONSIDERATION

     The consideration for the Covenant is the Purchase Agreement and an undivided amount of the Purchase Price paid to Seller or Seller's benefit under the Purchase Agreement.

VI.  ACKNOWLEDGEMENT

     Seller recognizes the importance of the Covenant and acknowledges that, based on Seller's past experiences and expertise, and Seller's past development, exploitation and management of MAI's Products, the close relationships Seller has with MAI customers and SBS's intent to utilize and exploit MAI's Products and expand MAI's customer base, the restrictions in this Covenant are reasonable as to terms, time and area, necessary for the protection of SBS's business and not unduly restrictive of Seller's rights as an individual.

VII. BREACH

     If Seller commits a breach or threatens to commit a breach of any of the provisions of this Covenant, SBS shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Covenant specifically enforced by any court having equity jurisdiction, together with an accounting therefor, Seller having specifically acknowledged that any such breach or threatened breach will cause irreparable injury to SBS and that money damages will not provide an adequate remedy to SBS.

VIII.INVALIDITY

     If any provision of the Covenant is later construed to be unenforceable or invalid, the remaining provisions shall not be affected but shall continue in full effect. If the Term or Territory are found to be unenforceable or invalid by any court having jurisdiction, that court shall have the power to reduce the Term or Territory of the Covenant and the Covenant as revised shall then be fully enforceable. The payment provided for in Section V shall be payable in full notwithstanding any such construction, finding or revision.

IX.  MISCELLANEOUS

     This Covenant binds and benefits the parties, their successors, assigns and transferees, is specifically enforceable, constitutes (together with the Purchase Agreement) the entire agreement of the parties and supersedes all prior oral or written agreements and understandings, is governed by New Mexico law and may be modified only in writing. This Covenant may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument. Captions and titles have been inserted in this Covenant for the benefit of the parties in referring to this Covenant, but will not be construed or interpreted as part of this Covenant. Any suits brought by the parties arising under this Covenant shall be brought in the United States District Court for the Southern District of California, and the parties expressly acknowledge that such court shall have jurisdiction over the matter and parties, and that venue shall be proper in such court.

X.   NOTICES

     Any notice or other communication required under this Covenant or desired to be given by any of the parties to this Covenant to any other party shall be deemed to be duly given when personally delivered, when mailed by certified or registered mail, return receipt requested, postage prepaid, or when delivered pre-paid to a next-day expedited delivery service to the other party, addressed as follows:

          SBS:

               SBS Technologies, Inc.
               Attn: James E. Dixon, Jr., Vice President
               2400 Louisiana Blvd. NE
               AFC Building 5, Suite 600
               Albuquerque, New Mexico  87110

          Copy to:

               Alison K. Schuler, Esquire
               4300 San Mateo Boulevard, NE, Suite B-380
               Albuquerque, New Mexico 87110


          SELLER:

               Jeffrey Huston
               **

     Any party may change its address for notice by giving written notice of the change pursuant to this Section.

XI.  ANNOUNCEMENTS

     Seller, without the prior written consent of SBS, will not make any announcement, public or non-public, or issue any press release in respect of this Covenant.


     DATED: November   , 1997


SELLER:                       SBS TECHNOLOGIES, INC.



__________________________         By:_______________________
Jeffrey Huston
                                   Its:______________________

                           COVENANT NOT TO COMPETE

     Sherrin W. Larson ("Seller") and SBS Technologies, Inc., a New Mexico corporation ("SBS") agree as follows:

I.   RECITALS

     A. SBS and Seller are, simultaneously with the execution of this Covenant, entering into a purchase agreement ("Purchase Agreement") under which SBS will acquire all of the outstanding stock of Micro Alliance, Inc., a California corporation, ("MAI") for cash, and an Employment Agreement with Seller's spouse, Edward Larson, providing for the employment of Edward Larson by SBS.

     B. SBS wishes to assure that Seller will refrain from competing with SBS in the areas of MAI's business, and Seller is willing to so refrain as provided in this Covenant.

II.  COVENANT

     A. Seller agrees that, during the term of the Covenant, Seller will not, without prior written consent of SBS, for Seller's own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

          1. Own, control, manage or otherwise participate in the ownership, control or management of a business involved within the Territory in the development, manufacture, or sale of passive backplane ISA/PCI computer enclosures or systems (together the "Products") during the term of this Covenant; or

          2. Solicit, call upon, or attempt to solicit any individual, partnership, corporation or entity for the purpose of providing to that individual, partnership, corporation or other entity products or services which are competitive with the Products.

     B. Seller may, without violation of the Covenant, own, directly or indirectly not more than two percent (2%) of any class of outstanding securities of a corporation or partnership (even if in competition with the Products) if that class is regularly traded on a national securities exchange or in the over-the-counter market.

III. TERM

     The term of the Covenant will be (i) the duration of the Employment Agreement if Edward Larson remains employed, (ii) the duration of the initial term of the Employment Agreement if Edward Larson resigns or is terminated for cause, or (iii) six months from the date SBS gives notice of Edward Larson's termination of employment not for cause ("Term").

IV.  TERRITORY

     The territory covered by this Covenant is the world ("Territory").

V.   CONSIDERATION

     The consideration for the Covenant is the Purchase Agreement and an undivided amount of the Purchase Price paid to Seller under the Purchase Agreement.

VI.  ACKNOWLEDGEMENT

     Seller recognizes the importance of the Covenant and acknowledges that, based on Seller's past experiences and expertise, and Seller's past development, exploitation and management of MAI's Products, the close relationships Seller has with MAI customers and SBS's intent to utilize and exploit MAI's Products and expand MAI's customer base, the restrictions in this Covenant are reasonable as to terms, time and area, necessary for the protection of SBS's business and not unduly restrictive of Seller's rights as an individual.

VII. BREACH

     If Seller commits a breach or threatens to commit a breach of any of the provisions of this Covenant, SBS shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Covenant specifically enforced by any court having equity jurisdiction, together with an accounting therefor, Seller having specifically acknowledged that any such breach or threatened breach will cause irreparable injury to SBS and that money damages will not provide an adequate remedy to SBS.

VIII.INVALIDITY

     If any provision of the Covenant is later construed to be unenforceable or invalid, the remaining provisions shall not be affected but shall continue in full effect. If the Term or Territory are found to be unenforceable or invalid by any court having jurisdiction, that court shall have the power to reduce the Term or Territory of the Covenant and the Covenant as revised shall then be fully enforceable. The payment provided for in Section V shall be payable in full notwithstanding any such construction, finding or revision.

IX.  MISCELLANEOUS

     This Covenant binds and benefits the parties, their successors, assigns and transferees, is specifically enforceable, constitutes (together with the Purchase Agreement) the entire agreement of the parties and supersedes all prior oral or written agreements and understandings, is governed by New Mexico law and may be modified only in writing. This Covenant may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument. Captions and titles have been inserted in this Covenant for the benefit of the parties in referring to this Covenant, but will not be construed or interpreted as part of this Covenant. Any suits brought by the parties arising under this Covenant shall be brought in the United States District Court for the Southern District of California, and the parties expressly acknowledge that such court shall have jurisdiction over the matter and parties, and that venue shall be proper in such court.

X.   NOTICES

     Any notice or other communication required under this Covenant or desired to be given by any of the parties to this Covenant to any other party shall be deemed to be duly given when personally delivered, when mailed by certified or registered mail, return receipt requested, postage prepaid, or when delivered pre-paid to a next-day expedited delivery service to the other party, addressed as follows:

          SBS:

               SBS Technologies, Inc.
               Attn: James E. Dixon, Jr., Vice President
               2400 Louisiana Blvd. NE
               AFC Building 5, Suite 600
               Albuquerque, New Mexico  87110

          Copy to:

               Alison K. Schuler, Esquire
               4300 San Mateo Boulevard, NE, Suite B-380
               Albuquerque, New Mexico 87110

          SELLER:

               Sherrin W. Larson
               **

     Any party may change its address for notice by giving written notice of the change pursuant to this Section.

XI.  ANNOUNCEMENTS

     Seller, without the prior written consent of SBS, will not make any announcement, public or non-public, or issue any press release in respect of this Covenant.


     DATED: November   , 1997


SELLER:                       SBS TECHNOLOGIES, INC.



__________________________         By:_______________________
Sherrin W. Larson
                                   Its:______________________

                               COVENANT NOT TO COMPETE

    Edward Larson ("Seller") and SBS Technologies, Inc., a New Mexico corporation ("SBS") agree as follows:

I.   RECITALS

     A. SBS and Seller are, simultaneously with the execution of this Covenant, entering into a purchase agreement ("Purchase Agreement") under which SBS will acquire all of the outstanding stock of Micro Alliance, Inc., a California corporation, ("MAI") for cash, and an Employment Agreement, providing for the employment of Seller by SBS.

     B. SBS wishes to assure that Seller will refrain from competing with SBS in the areas of MAI's business, and Seller is willing to so refrain as provided in this Covenant.

II.  COVENANT

     A. Seller agrees that, during the term of the Covenant, Seller will not, without prior written consent of SBS, for Seller's own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise:

          1. Own, control, manage or otherwise participate in the ownership, control or management of a business involved within the Territory in the development, manufacture, or sale of passive backplane ISA/PCI computer enclosures or systems (together the "Products") during the term of this Covenant; or

          2. Solicit, call upon, or attempt to solicit any individual, partnership, corporation or entity for the purpose of providing to that individual, partnership, corporation or other entity products or services which are competitive with the Products.

     B. Seller may, without violation of the Covenant, own, directly or indirectly not more than two percent (2%) of any class of outstanding securities of a corporation or partnership (even if in competition with the Products) if that class is regularly traded on a national securities exchange or in the over-the-counter market.

III. TERM

     The term of the Covenant will be (i) the duration of the Employment Agreement if Seller remains employed, (ii) the duration of the initial term of the Employment Agreement if Seller resigns



Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 30
or is terminated for cause, or (iii) six months from the date SBS gives notice of Seller's termination of employment not for cause ("Term").

IV.    TERRITORY

       The territory covered by this Covenant is the world ("Territory").

V.     CONSIDERATION

       The consideration for the Covenant is the Purchase Agreement and an undivided amount of the Purchase Price paid to Seller under the Purchase Agreement.

VI.    ACKNOWLEDGEMENT

       Seller recognizes the importance of the Covenant and acknowledges that, based on Seller's past experiences and expertise, and Seller's past development, exploitation and management of MAI's Products, the close relationships Seller has with MAI customers and SBS's intent to utilize and exploit MAI's Products and expand MAI's customer base, the restrictions in this Covenant are reasonable as to terms, time and area, necessary for the protection of SBS's business and not unduly restrictive of Seller's rights as an individual.

VII.   BREACH

       If Seller commits a breach or threatens to commit a breach of any of the provisions of this Covenant, SBS shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Covenant specifically enforced by any court having equity jurisdiction, together with an accounting therefor, Seller having specifically acknowledged that any such breach or threatened breach will cause irreparable injury to SBS and that money damages will not provide an adequate remedy to SBS.

VIII.  INVALIDITY

       If any provision of the Covenant is later construed to be unenforceable or invalid, the remaining provisions shall not be affected but shall continue in full effect. If the Term or Territory are found to be unenforceable or invalid by any court having jurisdiction, that court shall have the power to reduce the Term or Territory of the Covenant and the Covenant as revised shall then be fully enforceable. The payment provided for in Section V shall be payable in full notwithstanding any such construction, finding or revision.

IX.    MISCELLANEOUS




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 31

    This Covenant binds and benefits the parties, their successors, assigns and transferees, is specifically enforceable, constitutes (together with the Purchase Agreement) the entire agreement of the parties and supersedes all prior oral or written agreements and understandings, is governed by New Mexico law and may be modified only in writing. This Covenant may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument. Captions and titles have been inserted in this Covenant for the benefit of the parties in referring to this Covenant, but will not be construed or interpreted as part of this Covenant. Any suits brought by the parties arising under this Covenant shall be brought in the United States District Court for the Southern District of California, and the parties expressly acknowledge that such court shall have jurisdiction over the matter and parties, and that venue shall be proper in such court.

X.  NOTICES

    Any notice or other communication required under this Covenant or desired to be given by any of the parties to this Covenant to any other party shall be deemed to be duly given when personally delivered, when mailed by certified or registered mail, return receipt requested, postage prepaid, or when delivered pre-paid to a next-day expedited delivery service to the other party, addressed as follows:

         SBS:

              SBS Technologies, Inc.
              Attn: James E. Dixon, Jr., Vice President
              2400 Louisiana Blvd. NE
              AFC Building 5, Suite 600
              Albuquerque, New Mexico  87110

         Copy to:

              Alison K. Schuler, Esquire
              4300 San Mateo Boulevard, NE, Suite B-380
              Albuquerque, New Mexico 87110





Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 32

         Seller:

              Edward Larson
              **

    Any party may change its address for notice by giving written notice of the change pursuant to this Section.

XI. ANNOUNCEMENTS

    Seller, without the prior written consent of SBS, will not make any announcement, public or non-public, or issue any press release in respect of this Covenant.

    DATED: November   , 1997


Seller:                      SBS Technologies, Inc.


                                  By:
----------------------------          ----------------------
Edward Larson                     Its:
                                      ----------------------




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 33

                                     EXHIBIT IIIB

                                 SHAREHOLDER OPTIONS











Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 34

                     1998 LONG TERM EQUITY INCENTIVE AGREEMENT


    SBS TECHNOLOGIES, INC., a New Mexico corporation, ("Company") and Edward Larson ("Employee") agree:

    I.   Recitals

         A. Company has adopted the 1998 Long-Term Incentive Equity Plan for the benefit of Company's officers, directors and full-time employees. This Plan is intended to be a non-compensatory stock option plan.

         B. The Board of Directors of Company has determined that Company will benefit by granting, pursuant to the 1998 Long Term Incentive Equity Plan, this Incentive Stock Option to Employee for the purpose of inducing Employee to remain in the service of Company and its subsidiary companies and as an incentive for increased effort during that service.

    II.  Definitions

         A. "Company" means SBS Technologies, Inc., its parents, subsidiaries and a corporation (and its parents and subsidiaries) issuing or assuming a stock option in a transaction to which IRC 425(a) applies, as appropriate in the context.

         B. "Code" means the Internal Revenue Code of 1986, as amended from time to time;

         C "Common Stock" means the no par value common stock of the Company or such other security or right or instrument into which that Common Stock may be changed or converted in the future.

         D. "Date of Grant" means the date on which the Grant is made by the Committee under the Plan.

         E. "Disability" means (i) the mental or physical disability, either occupational or non occupational in origin, of the Participant defined as "total disability" in the Plan currently in effect and as amended from time to time; or (ii) a determination by the Committee of "Total Disability" based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent.

         F.  "Levy" means attachment, execution, levy or similar process.

         G. "Major Shareholder" means an individual possessing more than 10% of the total combined voting power of all classes of stock of SBS Technologies, Inc. or of its parent or subsidiary



Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 35
corporation.

         H. "Option" means the right to acquire Option Shares under this Agreement.

         I. "Option Shares" means the number of shares of Common Stock which Employee may purchase pursuant to this Option, as shown on Appendix A.

         J. "Plan" means the SBS Technologies, Inc. 1998 Long- Term Equity Incentive Plan.

         K. "Purchase Price" means, if Employee is not a Major Shareholder, the fair market value per share of the Common Stock on the Date of Grant and, if Employee is a Major Shareholder, 110% of the fair market value per share of Common Stock on the Date of Grant, as shown on Appendix A.

         L. "Transfer" means to transfer, assign, pledge, or hypothecate in any way (whether by operation of law or otherwise).

    III. Grant of Option

         Subject to the terms and conditions of this Option, Company grants to Employee the right to acquire the Option Shares at the Purchase Price.

    IV.  Exercise of Option

         A. Employee may exercise the Option on the schedule set forth on Appendix A. If an Employee exercises this Option and/or any other option under a Company incentive stock option plan first exercisable during a calendar year for an amount of Common Stock valued, as of the date of grant, in an amount in excess of $100,000 for that calendar year, Employee understands that the amount exercised in excess may be taxable as a non-qualified option and not an incentive stock option. Employee further understands that any Options not held for two years from the date of grant and one year from the date of exercise may lose the tax benefit of those Options. Options which first became exercisable in prior calendar years will not affect the amount exercisable under this Option.

         B. If Employee does not purchase the full number of Option Shares to which Employee is entitled at any given time, Employee may purchase the remaining Option Shares from that period in any subsequent period in addition to the Option Shares purchasable during that subsequent period.

         C. Employee may not exercise the Option for less than 25 shares each time.




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 36

         D. Exercise of this Option and delivery of the Option Shares are subject to and contingent upon compliance with applicable federal and state securities and other laws. Company is not obligated to take any action to register, qualify or provide an exemption pursuant to which the Option Shares could be issued or to take any other action to cause the issuance and delivery of the Option Shares to comply with applicable law. Company shall refund to Employee the Purchase Price of any Option Shares not deliverable under this paragraph.

         E. This Option may be exercised only by Employee during Employee's lifetime or, upon Employee's death, by Employee's executor or administrator or the heir or devisee to whom the rights to the Option pass pursuant to Employee's will or the laws of descent or distribution.

    V.   Termination of Option

    This Option and all rights to acquire Option Shares under it shall terminate on the earlier of:

         A. Three months from the date Employee ceases to be employed by the Company, unless Employee is Disabled.

         B. One year from the date Employee ceases to be employed by the Company if Employee is Disabled.

         C. If Employee dies while in the employ of Company, the earlier of six months from the date of issuance of letters testamentary or letters of administration to Employee's executor or administrator, or one year after Employee's death.

         D. Ten years, or, if Employee is a Major Shareholder, five years, from the Date of Grant.

         E. Employee's attempt to Transfer this Option in violation of its terms or a Levy by any person or entity.

         F.  Dissolution or liquidation of Company.

         G. Failure of Company's shareholders to approve the Plan as provided in the Plan and this Agreement.

         H. Employee's (i) commission of any act of malfeasance or wrongdoing affecting Company, (ii) breach of any covenant not to compete or employment contract with Company, or (iii) engaging in conduct that would warrant Employee's discharge for cause (excluding general dissatisfaction with Employee's performance of Employee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon Company).




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 37

    VI.  Limitation Upon Transfer
    This Option and the rights under it:

         A.  May not be Transferred during the lifetime of Employee.

         B.  Are not subject to Levy.

         C. May only be transferred by will or pursuant to the laws of descent and distribution.

    VII. Reclassification, Consolidation, Merger or Exchange

    If and to the extent that the number of issued and outstanding shares of Common Stock is increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Option Shares and the Purchase Price will be proportionately adjusted. If the Company is reorganized, consolidated, or merged, or shares of Common Stock are exchanged, with another corporation (an "Event"), the Employee will be entitled to receive options covering shares of the reorganized, consolidated, or merged company, or shares exchanged, in the same proportion, at an equivalent price, and subject to the same conditions, in accordance with IRC 425. The excess of the aggregate fair market value of the shares subject to the option immediately after the Event over the aggregate price of those shares will not be more than the excess of the aggregate fair market value of all Option Shares immediately before the Event over the aggregate Purchase Price for the Option Shares, and the new option or assumption of the old Option will not give the Employee additional benefits Employee did not have under the old Option or deprive Employee of benefits which the Employee had under the old Option.

    VIII.  Rights as Shareholder and Employee

    Employee shall have no rights as a shareholder of Company with respect to any Option Shares before the date of issuance to Employee of the certificates for those Option Shares. The Option does not confer on Employee any right to continue in the employ of the Company.

    IX.   Notice

    All notices and communications must be given in writing and will be deemed to have been given if delivered in person or by expedited delivery service or mailed by certified or registered mail, return receipt requested, postage prepaid, and addressed to Company or Employee at the following addresses unless either party changes its address by giving written notice of that change to the other:




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 38

         A.   Notice to Company at:

              SBS Technologies, Inc.
              Attention: James E. Dixon, Jr.
                   Vice President Finance and Administration
              2400 Louisiana Boulevard NE
              AFC Building 5, Suite 600
              Albuquerque, New Mexico 87110

         B.   Notice to Employee:

              At the address specified on
              Appendix A.

    X.   Approval of Shareholders

    This Agreement and the issuance of any Option Shares under it are expressly subject to the ratification and approval of the Plan by the shareholders of the Company at a meeting to be held within 12 months after the date of adoption of The Plan.

    XI.  Option Shares as Investment

    Employee, by accepting this Option, acknowledges for Employee and Employee's heirs and legatees, that Employee is acquiring Option Shares for investment and not with a view to distribution. Employee, or Employee's heirs and legatees, as the case may be, will not transfer, in any manner, any Option Shares without first giving 30 days' notice to Company and, unless the Option Shares have been registered pursuant to an effective registration statement and have complied with state qualification requirements, providing to Company an opinion, satisfactory to Company in all respects, of Employee's counsel, also satisfactory to Company in all respects, that the Option Shares will be transferred in compliance with all applicable securities laws. Employee recognizes that under IRC 422(a)(1), an Option Share must be held for a period of two years from the Date of Grant of the Option and one year from the date of transfer to Employee of the Option Share.

    XII. Miscellaneous

    This Agreement shall be governed by the laws of the State of New Mexico, represents the entire understanding of the parties, supersedes all prior agreements, may not be assigned by Employee, may be modified only in writing, and is binding upon the parties, their heirs, executors, administrators and assigns.

    Dated:
          ------------------------------------

                        SBS Technologies, Inc.

                        By:
                            -----------------------------




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 39

                             Its
                                 -------------------------------

                        Employee


                             -------------------------------
                              Edward Larson









Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 40

                              APPENDIX A

II I.  The aggregate number of Option Shares is 35,000.

II K.  The Purchase Price is $30.75 per share.

IV A.  The exercise schedule is:

         These Options will vest in accordance with the following schedule:

         Amount         Vesting Date


         11,666         11/24/98
         11,667         11/24/99
         11,667         11/24/00

     This Option is intended to be non-compensatory in nature.

IX.  The Employee's address for notice purposes is:

     Edward Larson

     ------------------------------------

     ------------------------------------




Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 41

                                      EXHIBIT V

                       SHAREHOLDERS AND MAI DISCLOSURE SCHEDULE

1. Lease for property and improvements at 1384-A Poinsettia Avenue, Vista, California 92083

2.  Lease with Pitney Bowes for postage meter

3.  Outstanding purchase orders in normal course of business

4.  Employment Agreement with Michael Schultz, Regional Sales Manager








Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 42

                                      EXHIBIT VE

                                CLOSING BALANCE SHEET











Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 43

                                     EXHIBIT VE2

                            YEAR-END FINANCIAL STATEMENTS








Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 44

                             MICRO ALLIANCE, INC.

                             Financial Statements

                   September 30, 1997 and December 31, 1996

                  (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
SBS Technologies, Inc.:


We have audited the accompanying balance sheets of Micro Alliance, Inc. as of September 30, 1997 and December 31, 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Micro Alliance, Inc. as of September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the nine months ended September 30, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick LLP
--------------------------------------

November 7, 1997, except as to note 7,
  which is as of November 24, 1997

                             MICRO ALLIANCE, INC.

                                Balance Sheets

                   September 30, 1997 and December 31, 1996



                ASSETS                                     1997           1996
                ------                                     ----           ----
Current assets:
 Cash                                                  $  342,124        534,354
 Accounts receivable, net of allowance
  of $19,440 and $600 in 1997 and 1996,
  respectively                                            805,065        940,423
 Trade notes receivable                                     9,044         44,924
 Note receivable - stockholder                             50,467            --
 Inventories                                              519,432        346,856
 Prepaid expenses                                          11,028            --
                                                       ----------      ---------
    Total current assets                                1,737,160      1,866,557
                                                       ----------      ---------

Furniture and equipment, at cost                           43,193         22,245
 Less accumulated depreciation                              9,987          7,180
                                                       ----------      ---------
    Net property and equipment                             33,206         15,065
                                                       ----------      ---------

Other assets                                                6,191          4,937
                                                       ----------      ---------

    Total assets                                       $1,776,557      1,886,559
                                                       ----------      ---------
                                                       ----------      ---------

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Trade accounts payable                                $  322,050        200,018
 Due to related party                                      50,000         50,000
 Due to former stockholder                                    --          50,000
 Accrued sales commissions                                 46,133         78,624
 Deferred income                                           93,044         37,739
 Accrued salaries                                          43,762         85,152
 Other current liabilities                                  8,929         65,202
                                                       ----------      ---------
    Total current liabilities                             563,918        566,735
                                                       ----------      ---------

Stockholders' equity:
 Common stock, no par value, authorized 1,000,000;
  90,000 issued and outstanding                            70,200         70,200
 Retained earnings                                      1,142,439      1,249,624
                                                       ----------      ---------
    Total stockholders' equity                          1,212,639      1,319,824

Commitments (notes 4 and 5)
                                                       ----------      ---------

    Total liabilities and stockholders' equity       $  1,776,557      1,886,559
                                                       ----------      ---------
                                                       ----------      ---------


See accompanying notes to financial statements.

                                 MICRO ALLIANCE, INC.

                               Statements of Operations




                                                   Nine months
                                                      ended         Year ended
                                                   September 30,   December 31,
                                                       1997            1996
                                                       ----            ----
Net sales                                           $3,960,366      5,634,170

Cost of sales                                        2,232,739      2,946,989
                                                     ---------      ---------
              Gross profit                           1,727,627      2,687,181

Selling, general and administrative expense            996,794      1,227,566

Research and development expense                       156,711         89,442
                                                     ---------      ---------
              Operating income                         574,122      1,370,173

Interest income                                         15,587         10,615
                                                     ---------      ---------
              Income before income taxes               589,709      1,380,788

State income taxes                                       8,900         21,409
                                                     ---------      ---------

              Net income                            $  580,809      1,359,379
                                                     ---------      ---------
                                                     ---------      ---------

See accompanying notes to financial statements.

                                 MICRO ALLIANCE, INC.

                    Statements of Changes in Stockholders' Equity

                         Nine months ended September 30, 1997
                           and year ended December 31, 1996



                                               Common
                                                Stock
                                          ------------------         Retained
                                         Shares        Amount        earnings        Total
                                         ------        ------        --------        -----
Balance at December 31, 1995             90,000        $70,200        713,245        783,445

Net income                                    -              -      1,359,379      1,359,379

Distributions to stockholders                 -              -       (823,000)      (823,000)
                                         ------         ------      ---------      ---------

Balance at December 31, 1996             90,000         70,200      1,249,624      1,319,824

Net income                                    -              -        580,809        580,809

Distributions to stockholders                 -              -       (687,994)      (687,994)
                                         ------         ------      ---------      ---------

Balance at September 30, 1997            90,000        $70,200      1,142,439      1,212,639
                                         ------         ------      ---------      ---------
                                         ------         ------      ---------      ---------



See accompanying notes to financial statements.

                             MICRO ALLIANCE, INC.

                           Statements of Cash Flows


                                                       Nine months
                                                          ended        Year ended
                                                      September 30,   December 31,
                                                           1997           1996
                                                      -------------   ------------
Cash flows from operating activities:
 Net income                                            $  580,809      1,359,379
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                             3,449          3,212
   Bad debt expense                                        18,840            --
   Changes in operating assets and liabilities:
    Accounts receivable and trade notes receivable        152,398       (326,648)
    Inventories                                          (172,576)      (136,256)
    Prepaid expenses and other                            (12,749)        (1,344)
    Trade accounts payable                                122,032         77,897
    Accrued expenses, deferred income and other           (74,849)       141,647
                                                        ---------     ----------
    Net cash provided by operating activities             617,354      1,117,887
                                                        ---------     ----------
Cash flows from investing activities:
 Purchases of property and equipment, net                 (21,590)        (4,094)
 Disbursements on note receivable                         (50,000)           --
                                                        ---------     ----------
    Net cash used in investing activities                 (71,590)        (4,094)
                                                        ---------     ----------

Cash flows from financing activities:
 Payments on due to former stockholder                    (50,000)      (170,000)
 Distributions to stockholders                           (687,994)      (823,000)
                                                        ---------     ----------
    Net cash used in financing activities                (737,994)      (993,000)
                                                        ---------     ----------

Net (decrease) increase in cash                          (192,230)       120,793

Cash at beginning of period                               534,354        413,561
                                                        ---------     ----------

Cash at end of period                                  $  342,124        534,354
                                                        ---------     ----------
                                                        ---------     ----------

Supplemental information - state income taxes paid      $  16,200         19,871
                                                        ---------     ----------
                                                        ---------     ----------

See accompanying notes to financial statements.

                                 MICRO ALLIANCE, INC.

                            Notes to Financial Statements

                       September 30, 1997 and December 31, 1996


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  GENERAL

         Micro Alliance, Inc. (the Company) is in the business of assembly and marketing of industrial grade computer systems, similar to desktop machines, which are designed for mounting on rack systems in warehouse or shop environments. Custom features include shock brackets, heavy duty fans and heavy duty power supplies. Product users are primarily large manufacturing companies and the aerospace industry.

    (b)  SALES RECOGNITION

         Sales are recognized when goods are shipped to the customer.

    (c)  INVENTORIES

         Inventories are valued at the lower of cost (first-in, first-out method) or market:

                                                  September 30,  December 31,
                                                      1997          1996
                                                      ----          ----

                        Raw materials               $332,306       255,364
                        Work in process              142,444        58,202
                        Finished goods                44,682        33,290
                                                     -------       -------
                                                    $519,432       346,856
                                                     -------       -------
                                                     -------       -------

         Finished goods inventory is comprised of primarily demonstration equipment which is being evaluated by customers.

    (d)  FURNITURE AND EQUIPMENT

         Depreciation of furniture and equipment is provided over the estimated useful lives (five to seven years) of the respective assets using straight-line and accelerated methods.

    (e)  DISTRIBUTIONS TO STOCKHOLDERS

         Distributions to stockholders are made at the discretion of the board of directors.



                                                                 (Continued)

                                 MICRO ALLIANCE, INC.

                            Notes to Financial Statements


    (f)  INCOME TAXES

         The Company has elected to be taxed under Subchapter S of the Internal
              Revenue Code and applicable state statutes. Accordingly, taxable income of the Company is taxed to the individual stockholder and no provision for federal income taxes was made in the accompanying financial statements.

    (g)  USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) SIGNIFICANT CUSTOMERS

     For the nine months ended September 30, 1997 two of the Company's customers accounted for 13.5 percent and 12.9 percent of net sales. For the year ended December 31, 1996, one customer accounted for
         11.8 percent of the Company's net sales. No other customers exceeded 10 percent of the Company's net sales in 1997 and 1996. All of the Company's operations are conducted in the United States.

(3) FINANCING

     The Company has an available bank line of credit of $200,000, which matures in April 1998. Interest is payable monthly at the bank's index rate plus 1 percent (9.25% at September 30, 1997). The Company had no amounts drawn on this line of credit at September 30, 1997 or December 31, 1996. The line of credit provides for security interests in the Company's receivables, inventories and equipment, and is guaranteed by the Company's principal stockholder. Management anticipates that the line of credit will be renewed at maturity in the normal course of business.

(4) LEASES

     The Company leases its main facility in Vista, California under a noncancelable operating lease which expires in August 1998. Future minimum lease payments are $17,910 and $47,760 for the three months ending December 31, 1997 and the year ending December 31, 1998, respectively.


                                                                     (Continued)

                                 MICRO ALLIANCE, INC.

                            Notes to Financial Statements

     Total rental expense for operating leases for the nine months ended
         September 30, 1997 and the year ended December 31, 1996 was $48,714 and $44,994, respectively.

(5) RETIREMENT PLAN

     The Company maintains a SEP/IRA Plan (the Plan). Employees are eligible to participate in the Plan after three years of service. The Plan is funded by contributions at the discretion of the board of directors. The Company made no contributions to the Plan during the nine months ended September 30, 1997 and the year ended December 31, 1996.

(6) RELATED PARTY TRANSACTIONS

     Note receivable - stockholder is a balance due from the Company's principal stockholder for funds advanced during the nine-month period ended September 30, 1997. Interest accrues at 6 percent and the balance is payable on December 31, 1997.

     Due to related party represents a balance due to Westemp, a company wholly owned by the Company's principal stockholder. The balance payable is for services rendered to the Company during 1993.

     Due to former stockholder represents the final installment of a note payable to a former stockholder issued to repurchase 10,000 shares of the Company's common stock in January 1995. Such balance was paid in July 1997.

(7) SUBSEQUENT EVENT

     On November 24, 1997, all of the outstanding shares of the Company's common stock were sold to a third party.

                                     EXHIBIT VE3

                           FINANCIAL STATEMENTS FOR THE
                       NINE MONTHS ENDED SEPTEMBER 30, 1997

See Exhibit VE2.













Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 45

                                     EXHIBIT VP3

                                       PATENTS

None














Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 46

                                      EXHIBIT VI

                             BUYER'S DISCLOSURE SCHEDULE

None















Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 47

                                     EXHIBIT VIIE

                                    CERTIFICATION



Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 48

                        CERTIFICATION OF JULIE A. HUSTON

     Julie A. Huston hereby represents, warrants and covenants as follows:

     1.  That Jeffrey Huston is the sole owner of all Micro Alliance, Inc.
         (MAI) shares in which Julie A. Huston had or might have had an ownership interest, that she and Jeffrey Huston are parties to a Marital Settlement Agreement, an agreement effective November 21, 1997 in respect of dissolution of the marriage of Julie A. and Jeffrey Huston, which awards all interest in MAI shares in which Julie A. and Jeffrey Huston had or might have had an ownership interest, and that the agreement has been duly executed, and constitutes the legal, valid and binding obligation of Jeffrey
         Huston and Julie A. Huston, enforceable in accordance with its terms (subject to limitations on enforcement of remedies and the discretion of courts in awarding equitable relief), and provides that all MAI Shares in which Julie A. Huston had or might have had an ownership interest are and have been transferred to Jeffrey Huston as his sole and separate property free of any claim, title or ownership interest by Julie A. Huston.

     2. That except for the dissolution of marriage action between Julie A. and Jeffrey Huston which has been resolved by their Marital Settlement Agreement, no disputes of any nature, whether claims, lawsuits or other disagreements formally filed or informally pursued exist by Julie A. Huston against Jeffrey Huston or Ed Larson or another person or entity and no disputes are currently being threatened by Julie A. Huston with respect to the MAI shares in which Julie A. Huston had or might have had an ownership interest.

     3. That Julie A. Huston understands SBS Technologies, Inc. (SBS) is purchasing MAI shares (including those which Julie A. Huston transferred to Jeffrey Huston as his sole and separate property incident to the divorce and pursuant to the Marital Settlement Agreement) from Jeffrey Huston, Julie A. Huston waives, releases and renounces any and all claims against SBS arising out of SBS's form, method or allocation of any payments or any other consideration from SBS to Jeffrey Huston associated with the sale Jeffrey Huston is making of MAI stock to SBS.

         Dated: November 24, 1997                /s/ JULIE A. HUSTON
                                                 -----------------------------
                                                 JULIE A. HUSTON

                                     EXHIBIT IXB

                             PURCHASE PRICE DISTRIBUTION

    The Purchase Price, less the Escrow Amount, will be paid as follows:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Shareholder               Amount                     Bank Information
--------------------------------------------------------------------------------
  Jeffrey Huston,           $4,700,060                 Wells Fargo Bank
                                                       Rancho Santa Fe Office,
                                                       6008 Paseo Delicias,
                                                       Rancho Santa Fe,
                                                       California 92067;
                                                       ABA/Routing No.
                                                       121-000-248
                                                       Credit Account of
                                                       Jeffrey E. Huston
                                                       Account # 0829-373026
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Edward & Sherrin          $699,940                   Wells Fargo Bank
  Larson                                               276 North El Camino
                                                       Real, Encinitas,
                                                       California 92024
                                                       ABA/Routing No.
                                                       121-000-248
                                                       Money Market Account
                                                       in the name of Edward
                                                       Larson, Account #670 196
                                                       6129
--------------------------------------------------------------------------------
                            $5,400,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Escrow Amount of $250,000 will be paid at Closing to the trust account of Alison K. Schuler, Esquire for distribution in accordance with the terms of a notice to be provided by the parties as provided in the Purchase Agreement.

A Tax Fund Amount of $250,000 will paid at Closing to the trust account of Alison K. Schuler, Esquire for distribution to a Tax Escrow Amount as provided in the Purchase Agreement.



Micro Alliance, Inc.
SBS Technologies, Inc.
Purchase Agreement - Page 49